                                CREDIT AGREEMENT


          AGREEMENT as of October   , 1996 by and between Axel Johnson Inc., a
Delaware corporation ("Axel Johnson"), and Larscom Incorporated, a Delaware corporation ("Larscom").

                                     WITNESS

          WHEREAS, Larscom needs, from time to time, monies for general
corporate    needs, including, but not limited to, possible acquisitions and expansions; and

          WHEREAS, Axel Johnson desires to make available such monies to Larscom as Larscom may, from time to time, request.

          NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. EXPENSES. Larscom agrees to pay any and all expenses incurred by Axel Johnson as a result of this Agreement which are directly attributable to Larscom.

          2. THE LOANS. Subject to and upon the terms and conditions herein set forth, Axel Johnson agrees to loan on a revolving basis (the "Loan" or "Loans") to Larscom, at any time and from time to time, such sums as Larscom may request, in multiples of One Hundred Thousand Dollars ($100,000) and not to exceed at any time outstanding the aggregate principal sum of Fifteen Million Dollars ($15,000,000) (the "Aggregate Amount"). Subject to the terms hereof, Loans may be repaid and reborrowed hereunder from time to time. All Loan requests shall be in writing.

          3. THE NOTE. All Loans made by Axel Johnson shall be evidenced by a promissory note (the "Note") dated the date of the first borrowing hereunder, which date shall be no earlier than five (5) business days after receipt by Axel Johnson of a Loan request, duly executed by Larscom and payable to Axel Johnson, substantially in the form of Exhibit A annexed hereto with blanks appropriately completed in conformity herewith. The date and amount of each Loan made by Axel Johnson and of each repayment of principal thereof received by Axel Johnson, shall be recorded by Axel Johnson on the schedule attached to the Note, and the aggregate unpaid principal amount shown on such schedule shall be conclusive evidence absent demonstrable error of the principal amount owing and unpaid on such Note. The failure to record any such amount on such schedule shall not, however, limit or otherwise affect the obligations of Larscom hereunder or under the Note to repay the principal amount of the Loans together with all interest accruing thereon or any other amount owing hereunder. Each Loan shall be due and payable upon

(i) the last day of the Term, as defined in Section 14, or (ii) such earlier date as the Loans may be accelerated pursuant to Section 10.

          4. FEES AND INTEREST. The loans shall bear interest during each calendar quarter at a rate per annum equal to the sum of (a) the three-month London Interbank Offered Rate ("LIBOR"), as quoted in the "Money Rates" section of the Wall Street Journal initially on the date when the initial Loan is made, and adjusted thereafter on the first business day of each calendar quarter, plus
(b) two percent (2%). Further, in consideration of making funds available to Larscom, Larscom shall pay to Axel Johnson, on each August 31, November 30, February 28 and May 31 during the Term, and upon termination of this Agreement, a commitment fee equal to one-half of one percent (0.5%) per annum on the average daily unused portion of the Aggregate Amount during the preceding quarter or portion thereof. The commitment fee shall be computed on the basis of the actual number of days elapsed in a year of 360 days. In the event Axel Johnson shall be required to pay a higher commitment fee for its own line of credit, then such fees charged to Larscom shall increase identically. Axel Johnson shall provide Larscom prior written notice of such increase. Interest accrued with respect to each Loan shall be payable on the last day of each calendar quarter commencing with the first such date to occur after the date of such Loan, upon any prepayment (to the extent accrued thereon), at maturity and after maturity on demand.

          5. REPRESENTATIONS AND WARRANTIES OF LARSCOM. In order to induce Axel Johnson to enter into this Agreement and to make the Loans to Larscom, Larscom hereby represents and warrants to Axel Johnson as of the date of this Agreement and thereafter on the Effective Date and each date as required by
Section 6 that the following statements are true, correct and complete:

               (a) ORGANIZATION; CORPORATE POWERS. Larscom (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and (ii) has all requisite corporate power and authority to conduct its business as presently conducted.

               (b) AUTHORITY. Larscom has the requisite corporate power and authority to execute, deliver and perform this Agreement, the Note and each Loan. The execution, delivery and performance, as the case may be, of each of this Agreement, the Note and each Loan has been duly approved by Larscom's Board of Directors, in accordance with its Articles of Incorporation and Bylaws, and such approvals have not been rescinded, revoked or modified in any manner. This Agreement is, and the Note, when executed and delivered, will be legal, valid and binding obligations of Larscom, in accordance with their terms.

               (c) NO CONFLICT. The execution, delivery and performance of each of this Agreement, does not, and the Note when executed and delivered will not, (i) conflict with the Articles of Incorporation or Bylaws of Larscom, or (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any contract binding upon Larscom, which conflict, breach or default would have a material adverse effect on the operations or financial condition of Larscom.

               (d) FINANCIAL POSITION. No material adverse change in the financial condition or the results of operations of Larscom has occurred since December 31, 1995.

               (e) LITIGATION; ADVERSE EFFECTS. There is no action, suit, audit, proceeding, investigation or arbitration pending or, to the knowledge of Larscom, threatened against Larscom that has had or is reasonably likely to have a material adverse effect on the operations or financial condition of Larscom.

          6. CONDITIONS OF BORROWING. The obligation of Axel Johnson to make any Loan requested to be made by it is subject to the following conditions precedent as of the date on which such Loan is to be made:

               (a) REPRESENTATIONS AND WARRANTIES. As of such date, both immediately before and after giving effect to the Loan to be made, all of the representations and warranties of Larscom contained in Section 5 shall be true and correct on and as of such date.

               (b) NO DEFAULT. No Event of Default shall have occurred and be continuing or would result from the making of the requested Loan.

Each submission by Larscom to Axel Johnson of a loan request, and each acceptance by Larscom of the proceeds of each Loan made, shall constitute a representation and warranty by Larscom as of the funding date of such Loan that all the conditions contained in this Section 6 have been satisfied.

          7. VOLUNTARY PREPAYMENTS. Larscom shall have the right at any time and from time to time to prepay any or all of the then outstanding Loans in whole or in part without premium or penalty. Any partial payment shall be allocated first to interest and the balance, if any, to principal. Larscom shall, upon at least four (4) business days' prior written notice, have the right, at any time and from time to time during the Term, to terminate in whole or permanently reduce in part the Aggregate Amount; provided, that such termination or reduction shall have been approved by Larscom's Board of Directors; and provided further, that Larscom shall have made whatever payments may be required to reduce the aggregate amount of the Loans outstanding to an amount equal to or less than the Aggregate Amount as reduced or terminated. Any notice of termination or reduction given under this Section 7 shall specify the date (which shall be a business day) of such termination or reduction and, with respect to a partial reduction, the aggregate principal amount thereof.

          8. PURPOSE. The proceeds of all Loans made hereunder shall be used by Larscom for its general corporate purposes, which may include (without limiting the generality of the permitted uses) expansions and acquisitions.

          9. AFFIRMATIVE COVENANTS. Larscom covenants and agrees that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any fees or any other expenses or amounts payable under this Agreement shall be unpaid, unless Axel Johnson shall otherwise consent in writing, Larscom will, and will cause each of its subsidiaries to:

          (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

          (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and orders of any federal, state or local court or governmental agency, authority, instrumentality or regulatory body ("Governmental Authority") whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

          (c) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

          (d) Pay all its indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful and valid claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a lien upon such properties or any part thereof; PROVIDED, HOWEVER, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and Larscom shall have set aside on its books adequate reserves with respect thereto.

          (e)  Furnish to Axel Johnson:

                    (i) within 90 days after the end of each fiscal year, its audited consolidated balance sheets and related statements of income and cash flow, showing the financial condition of Larscom and its consolidated subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such subsidiaries during such year, all audited by Price Waterhouse LLP or other independent public accountants of recognized national standing acceptable to Axel Johnson and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of Larscom on a consolidated basis in accordance with generally accepted accounting principles ("GAAP") consistently applied;

               (ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its unaudited consolidated balance sheets and related statements of income and cash flow, showing the financial condition of Larscom and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such subsidiaries during such fiscal quarter and the then-elapsed portion of the fiscal year, all certified by its chief financial officer as fairly presenting the financial condition and results of operations of Larscom on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

               (iii) concurrently with any delivery of financial statements under (i) or (ii) above, a certificate of the accounting firm or chief financial officer opining on or certifying to such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) certifying that no Event of Default (as hereinafter defined) has occurred or, if such an Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

               (iv) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or with any Governmental Authority succeeding to any or all the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be; and

               (v) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Larscom or any of its subsidiaries, or compliance with the terms of any agreement or loan document, as Axel Johnson may reasonably request.

          (f)  Furnish to Axel Johnson prompt written notice of the following:

               (i) any Event of Default specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

               (ii) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against Larscom or any subsidiary thereof which, if adversely determined, could result in a material adverse effect to Larscom; and

               (iii) any development that has resulted in, or could reasonably be anticipated to result in, a material adverse effect to Larscom.

          (g) Comply in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and furnish to Axel Johnson (i) as soon as possible, and in any event within 30 days after any officer of Larscom or any ERISA Affiliate either knows or has reason to know that any reportable event (as defined by ERISA) has occurred that alone or together with any other reportable event could reasonably be expected to result in liability of Larscom to the Pension Benefit Guaranty Corporation ("PBGC") in an aggregate amount exceeding $1,000,000, a statement of a Larscom officer setting forth details as to such reportable event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such reportable event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice Larscom or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any ERISA plan or plans (other than a plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Internal Revenue Code) or to appoint a trustee to administer any ERISA plan or plans, (iii) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Internal Revenue Code of a notice of failure to make a required installment or other payment with respect to an ERISA plan, a statement of a Larscom officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC, and (iv) promptly and in any event within 30 days after receipt thereof by Larscom or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by Larscom or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability in excess of $100,000 or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA. All capitalized terms not defined in this subsection shall have the same meaning as may be contained in ERISA.

          (h) Maintain all financial records in accordance with GAAP consistently applied and permit Axel Johnson to visit and inspect the financial records and the properties of Larscom or any subsidiary at reasonable times as often as requested and to make extracts from and copies of such financial records, and permit Axel Johnson to discuss the affairs, finances and condition of Larscom or any subsidiary with the officers thereof and independent accountants therefor.

          (i)  Use the proceeds of the Loans for the purposes set forth in
     Section 8 of this Agreement.

          (j) If an Event of Default, as defined in Section 10 of this Agreement, shall, in the opinion of Axel Johnson, occur and be continuing, within 5 days of demand by Axel Johnson, furnish such collateral as Axel Johnson shall require to secure the prompt payment and performance of Larscom or any of its subsidiaries under this Agreement.

          10. EVENTS OF DEFAULT. Any of the following shall be an Event of Default of Larscom on a Loan or Note:

          (a) The default by Larscom in the due and punctual payment of any principal or interest payment on a Note, if it continues unremedied for 5 business days.

          (b) Larscom becomes insolvent or admits in writing its inability to pay its debts as they mature; or applies for, consents to, or acquiesces in the appointment of a trustee or receiver for any of its properties; or in the absence of an application, consent or acquiescence, a trustee or receiver is appointed for Larscom or for a substantial portion of its property and is not discharged within 30 days; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any liquidation or dissolution proceeding, is instituted by or against Larscom and remains for 30 days undismissed or is consented or acquiesced to by Larscom.

          (c) Any warranty, certification or opinion made herein or made in connection with any Note is untrue in any material respect, or Larscom fails to materially perform or carry out any covenant made herein or made in connection with any Note.

          (d) There is a material adverse change in Larscom's financial condition from its financial condition on the date of a Note.

          (e)  Larscom sells all or substantially all of its assets.

          If any Event of Default shall occur and be continuing, Axel Johnson, upon notice to Larscom, may terminate the Note (if it has not theretofore been terminated), cease making Loans hereunder, and/or declare, in whole, or from time to time, in part, the principal of and interest on the Loans and all other amounts owing hereunder to be, and the Loans and such other amounts shall thereupon and to that extent become, due and payable.

          11. MANDATORY PREPAYMENTS. If Axel Johnson owns less than the majority of the outstanding voting stock of Larscom or less than a majority of the directors of Larscom are persons who were nominated by Axel Johnson for election to the Board of Directors of Larscom, Axel Johnson, upon not less than 90 days prior written notice, may cease making

Loans hereunder, and/or require, in whole, or from time to time, in part, the principal of and interest on the Loans and all other amounts hereunder to be prepaid without premium or penalty.

          12. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder and under the Notes shall be construed in accordance with, and be governed by, the law of the State of New York without regard to principles of conflicts of law.

          13. NOTICES. All notices required or permitted by this Agreement shall be by certified or registered mail, return receipt requested, or by next day delivery service, addressed as follows or to such other address as a party may designate in writing:

     If to Larscom:      Larscom Incorporated
                         6500 Patrick Henry Drive
                         Santa Clara, CA  95054
                         Attn:  Vice President-Finance/
                         Chief Financial Officer

     If to Axel Johnson: Axel Johnson Inc.
                         300 Atlantic Street
                         Stamford, CT  06901-3530
                         Attn:  Treasurer


          14. ASSIGNMENT; TERM. This Agreement shall be binding upon the successors and assigns of the parties hereto. However, this Agreement may not be assigned by either party, whether in whole or in part, without the prior written consent of the other party.

          The term of this Agreement (the "Term") commences on the Closing Date of the initial public offering of common shares of Larscom (the "Effective Date") and terminates on the second anniversary of the Effective Date. Notwithstanding the foregoing, all provisions of this Agreement which relate to, are connected with, or apply to, a Loan or the Note shall survive such termination.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.


                              LARSCOM INCORPORATED


                              By:
                                  --------------------------------------


                              AXEL JOHNSON INC.


                              By:
                                  --------------------------------------

                                                                       EXHIBIT A


                                      NOTE


$____________________________                                  ___________, 1996



          The undersigned, for value received, promises to pay to the order of Axel Johnson Inc. on or before the expiration of the Term, as defined in the Credit Agreement referred to below, the principal sum of ______________ Dollars or, if less, the aggregate unpaid principal amount of all Loans made by the payee to the undersigned pursuant to the Credit Agreement (as hereinafter defined) as shown on Schedule A attached hereto (and any continuation thereof), together, from time to time, with interest on the unpaid principal amount hereof from time to time outstanding as provided in Section 4 of the Credit Agreement hereinafter referred to (but in no event higher than the maximum rate permitted by applicable law).

          Payments of both principal and interest are to be made by Fed Wire transfer of immediately available funds of the United States of America to:

                           Chase Manhattan Bank, N.A.
                               New York, New York
                            Account No. 910-2-602175
                              ABA Number 021000021
                          In favor of Axel Johnson Inc.

          This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, a Credit Agreement dated as of September __, 1996, (and, all further amendments thereto, if any) between the undersigned and the payee to which Credit Agreement reference is made for a statement of said terms and provisions, including those under which this Note may be paid, or may be declared to be due and payable, prior to its due date.

          This Note is made under and governed by the internal laws of the State of New York.

                              LARSCOM INCORPORATED


                              By:
                                 ---------------------------------------
                              Title:
                                    ------------------------------------

                                   SCHEDULE A


        Amount      Amount of    Principal              Amount of
       of Loan      Principal     Balance   Applicable  Interest
         Made        Prepaid     Remaining    Rate of   Paid This  Notation
Date   This Date    This Date     Unpaid      Interest     Date    Made By
----   ---------    ---------    ---------  ----------  --------- ---------